             As filed with the Securities and Exchange Commission
                              on January 17, 1997

                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          UNITED NATURAL FOODS, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                           05-0376157
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification Number)

 260 LAKE ROAD, DAYVILLE, CONNECTICUT                                    06241
(Address of Principal Executive Offices)                              (Zip Code)

                          UNITED NATURAL FOODS, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN
                           (Full title of the Plan)

                              NORMAN A. CLOUTIER
                            CHIEF EXECUTIVE OFFICER
                        c/o UNITED NATURAL FOODS, INC.
                                 260 LAKE ROAD
                          DAYVILLE, CONNECTICUT 06241
                    (Name and address of agent for service)

                                (860) 779-2800
         (Telephone number, including area code, of agent for service)

================================================================================

                        CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
Title of                            maximum      maximum
securities          Amount          offering     aggregate       Amount of
to be               to be           price        offering        registration
registered          registered      per share    price           fee
----------          ----------      ---------    ----------      -------------
Common Stock,        2,179,595      $14.50(1)    $31,604,127(1)   $9,578
$.01 par             shares
value

_______________________________________________________________________________
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on January 15, 1997 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's Employee Stock Ownership Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.  Incorporation of Certain Documents by Reference
             -----------------------------------------------

         The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

        (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

        (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

        (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

        Item 4. Description of Securities
                -------------------------

                Not applicable.


        Item 5. Interests of Named Experts and Counsel
                --------------------------------------
                Not Applicable.


        Item 6. Indemnification of Directors and Officers
                -----------------------------------------

           Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

           Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all the circumstances of the case, such person is entitled to indemnity for such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

        Indemnification is required to be made unless the Registrant determines (in the manner provided in the Amended and Restated Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

        Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

        The Company has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacity as directors or officers.

        Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

        Item 7.  Exemption from Registration Claimed
                 -----------------------------------

                Not applicable.


        Item 8.  Exhibits
                 --------

   Exhibit
   Number            Description
   -----             -----------

   4.1 (1)           Amended and Restated Certificate of
                     Incorporation of the Registrant

   4.2 (1)           Amended and Restated By-Laws of the Registrant

   4.3 (1)           Specimen certificate for shares of common stock.

   5.1               Opinion of Hale and Dorr  LLP

   5.2               Opinion of Peabody & Brown

  23.1               Consent of Hale and Dorr LLP (included in
                     Exhibit 5.1)

  23.2               Consent of Peabody & Brown (included in
                     Exhibit 5.2)

  23.3               Consent of KPMG Peat Marwick LLP

  23.4               Consent of Arthur Andersen LLP

  24.1 Power of Attorney (included on the signature page of this Registration Statement)


The Registrant will submit the Employee Stock Ownership Plan, as amended, to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

_______________________
(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-11349).

        Item 9.  Undertakings
                 ------------
              1.   The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (i) and (ii) do not apply
               --------  -------
         if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayville, State of Connecticut, on January 17, 1997.


                                              UNITED NATURAL FOODS, INC.



                                                By:/s/ Norman A. Cloutier
                                                   ------------------------
                                                   Norman A. Cloutier
                                                   Chief Executive Officer




                               POWER OF ATTORNEY

        We, the undersigned officers and directors of United Natural Foods, Inc. hereby severally constitute and appoint Norman A. Cloutier, Steven H. Townsend and Paul V. Rogers, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable United Natural Foods, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                  Title                            Date
        ---------                  -----                            ----

/s/ Norman A. Cloutier             Chairman of the Board    )  January 17, 1997
-----------------------            and Chief Executive      )
Norman A. Cloutier                 Officer (principal       )
                                   executive officer)       )
                                                            )
/s/ Michael S. Funk                Vice Chairman of the     )  January 17, 1997
-----------------------            Board and President      )
Michael S. Funk                                             )
                                                            )
/s/ Steven H. Townsend             Chief Financial          )  January 17, 1997
-----------------------            Officer, Treasurer       )
Steven H. Townsend                 and Director             )
                                   (principal financial     )
                                   and accounting officer)  )
                                                            )
                                                            )
/s/ Daniel V. Atwood               Director                 )  January 17, 1997
-----------------------                                     )
Daniel V. Atwood                                            )
                                                            )
                                                            )
/s/ Andrea R. Hendricks            Director                 )  January 17, 1997
-----------------------                                     )
Andrea R. Hendricks                                         )
                                                            )
                                                            )
/s/ Kevin T. Michel                Director                 )  January 17, 1997
-----------------------                                     )
Kevin T. Michel                                             )
                                                            )
                                                            )
/s/ Richard J. Williams            Director                 )  January 17, 1997
-----------------------                                     )
Richard J. Williams                                         )
                                                            )
                                                            )
/s/ Thomas B. Simone               Director                 )  January 17, 1997
-----------------------                                     )
Thomas B. Simone

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number        Description
------        -----------
   4.1 (1)    Amended and Restated Certificate of
              Incorporation of the Registrant

   4.2 (1)    Amended and Restated By-Laws of the Registrant

   4.3 (1)    Specimen certificate for shares of common stock.

   5.1        Opinion of Hale and Dorr LLP

   5.2        Opinion of Peabody & Brown

  23.1        Consent of Hale and Dorr LLP (included in
              Exhibit 5.1)

  23.2        Consent of Peabody & Brown (included in
              Exhibit 5.2)

  23.3        Consent of KPMG Peat Marwick LLP

  23.4        Consent of Arthur Andersen LLP

  24.1 Power of Attorney (included on the signature page of this Registration Statement)


______________________
(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-11349).